Exhibit 10.8

Executive Employment

Contract

Circadian Technologies

ACN 32 006 340 567

Mr Michael Tonroe

Contents

Clause Number	Heading	Page
1	Dictionary	1

2	The Position	2

3	Commencement and Term	2

4	Location of Employment	2

5	Travel	2

6	Conduct and Performance	2

7	Warranties	3

8	Conflicts of Interest	3

9	Hours of Work	3

10	Remuneration Package	4

11	Refund of expenses	5

12	Leave entitlements	5

13	Policies and Procedures	6

14	Anti-discrimination and Harassment	6

15	Termination	6

16	Appointment to and Resignation from Offices	8

17	Suspension	8

18	Confidential Information	8

19	Inventions	9

20	Post-Employment Restrictions	9

21	Entire Agreement	9

22	No Representations and Warranties	10

23	Governing Law and Jurisdiction	10

24	Independent Legal Advice	10

	Schedule A	12
	Job Description	12

	Appendix 1	15
	Employee Secrecy and Confidentiality Agreement	15

i

Date	8 May 2014

Parties	Circadian Technologies Limited, ACN 32 006 340 567 of Level 4/650 Chapel Street South Yarra, Vic, Australia 3142 (Employer)

Mr Michael Tonroe of 58 The Ridge, Mount Eliza, Vic, 3930 (Executive)

Recitals

A.	This contract sets out the terms and conditions under which the Executive is employed by the Employer.

B.	This contract overrides any previous representations or understanding between the Employer and the Executive.

1	Dictionary

1.1	For the purpose of this contract, the following terms have the meanings set out below.

ASX means the Australian Securities Exchange.

Confidential Information means information acquired or developed by the Executive in the course of the Employment which is not already in the public domain otherwise than by breach of this contract by the Executive, including all drug development related information, whether such information is in written, printed, electronic or other form, including all copies of such information, and including the following types of information.

Document means any record of information (including an electronic record).

Employee Entitlements means all entitlements and benefits generally arising out of or in connection with employment or the provision of services attracting such benefits, including, but not limited to, salary overtime, penalty rates, bonuses, incentives, commissions, annual leave, long service leave, redundancy payments, notice and/or other termination benefits, superannuation, tax withholding and/or any other similar entitlement or benefit or contingent obligation or liability.

Employment means the employment of the Executive by the Employer in accordance with the terms of this contract.

ESOP means an employee share option plan or equivalent employee equity incentive plan.

Group means the Employer and its Related Bodies Corporate.

Group Member means any member of the Group.

Group Personnel means any director, officer, employee or contractor of any Group Member.

Related Body Corporate has the same meaning as that set out in section 50 of the Corporations Act 2001 (Cth).

1.2	Other terms may be specially defined elsewhere in this contract.

2	The Position

2.1	The Executive will be employed in the position of Chief Financial Officer and Company Secretary (the Position).

2.2	In the Position the Executive will report directly to the Chief Executive Officer of the Employer.

2.3

A description of the duties and responsibilities of the Position is set out in Schedule A. This description is not intended to be exhaustive and the Employer may require the Executive to perform other reasonable duties in addition to or instead of those set out in Schedule A.

2.4

If the Executive’s position, duties and/or responsibilities significantly change for any reason, then the terms of this contract will continue to apply unless expressly varied by the parties in writing.

3	Commencement and Term

3.1	The employment of the Executive will commence as of May 19, 2014 (the Commencement Date) and will continue indefinitely until terminated by either party in accordance with the terms of this contract.

4	Location of Employment

4.1	The Employment will initially be based at the Employer’s offices in South Yarra.

4.2

The Employer may change the base location of the Employment by giving the Executive reasonable notice in writing. In the event of such relocation, the Executive will not be entitled to any additional remuneration.

5	Travel

5.1

The Executive acknowledges that the nature of the Position may require unscheduled travel within and outside of Australia. The Executive must engage in such travel as reasonably required by the Employer without additional remuneration.

6	Conduct and Performance

6.1	The Executive must:

(a)	serve the Employer and fulfil his duties and responsibilities honestly, faithfully and in a professional manner;

(b)	use the Executive’s best efforts to promote and protect the business of the Employer and the Group;

(c)	comply with the Employer’s lawful directions and fully and truthfully answer any questions asked by the Employer relating in any way to the Employment or the Employer’s business;

(d)

fully report to the Chief Executive Officer of the Employer all business opportunities which may advantage the Employer or Group Members and any significant threats to the business as soon as these come to the attention of the Executive;

(e)	fully report to the board of the Employer any unlawful act or omission of any Group Member or any Group Personnel; and

(f)

provide the Chief Executive Officer of the Employer with information and regular reports as to the financial status of the Employer so as to keep the Chief Executive Officer fully informed of the financial status and financial affairs of the Employer.

7	Warranties

7.1	The Executive warrants that in entering into this contract and performing his duties, the Executive will not be in breach of any agreement or obligation owed to any third party.

7.2	The Executive warrants that he has disclosed all material information to the Employer which may be relevant to the Employer’s decision to offer the Executive employment under this contract.

8	Conflicts of Interest

8.1	The Executive must not undertake any activity (whether paid or unpaid) which may either compete with, compromise or give rise to a conflict with either:

(a)	the Executive’s duties and responsibilities under this contract; or

(b)	the business interests of the Employer,

unless the Executive has obtained the prior consent of the Chief Executive Officer of the Employer in writing.

8.2

Without limiting the generality of the above, the Executive must not be engaged, employed, concerned or interested directly or indirectly in any business, company, proposal, project, assignment or development which is in or is related to the industry in which the Employer and/or any Group Member is concerned unless the Executive has obtained the prior consent of the Chief Executive Officer of the Employer in writing.

8.3	The Executive must immediately and fully disclose in writing to the Employer any potential or actual conflicts of interest.

9	Hours of Work

9.1	The Executive is engaged on a full-time basis and must reasonably devote his full-time and attention to the business of the Employer.

9.2

The Executive will be required to work during ordinary business hours and also outside these hours as reasonably necessary to properly perform duties of the position. The Executive agrees that he is available to work such reasonable additional hours.

9.3	The Executive is not entitled to any additional pay or benefits for working outside of normal business hours. The Executive’s remuneration includes compensation for all hours worked.

10	Remuneration Package

Base salary

10.1	The Executive will be paid a base salary of AUD$201,373 per annum, less tax. This amount is exclusive of statutory superannuation contributions.

10.2	The salary will be paid on a monthly basis or such other basis as the parties agree.

10.3	The Executive authorises and requests the Employer to deduct any monies owed by the Executive to the Employer from his monthly salary.

10.4

The Remuneration Package includes director’s fees payable in respect of any directorship in the Group held by the Executive, and the Executive is not entitled to additional director’s fees or other fees for or in respect of any directorship or other office held by the Executive in the Group.

Superannuation

10.5

The Employer will make the superannuation contributions component of the amount specified in clause 10.1 into a complying superannuation fund on behalf of the Executive so as to avoid liability for a charge under the Superannuation Guarantee (Administration) Act 1992 and the Superannuation Guarantee Charge Act 1992.

Incentive for Achievement of Key performance Indicators

10.6

The Employee may be eligible to receive an annual bonus payment of up to 15% of the base salary if Key Performance Indicators, determined by the Chief Executive Officer and Board, in their absolute discretion, for the financial year are achieved during that year.

10.7	Key Performance Indicators for the next 12 months will be determined for the Executive prior to or by August 31st of each year.

10.8

For the avoidance of doubt, even if all Key Performance Indicators are achieved, the Board will, in its absolute discretion, determine if an annual bonus payment will be made and the amount of such bonus payment.

10.9	The Executive will not be entitled to any incentive benefit, including an annual bonus payment, if either party terminates, or gives the other notice to terminate, this contract.

ESOP

10.10

The Executive acknowledges that as of the Effective Date no ESOP is in existence. The Employer acknowledges that it is the intention of the Employer to implement an ESOP which will be subject to shareholder approval.

10.11	In the event that an ESOP is implemented, the Executive will be eligible to participate in an ESOP which is approved by the shareholders of the Employer, on the basis determined by the Employer.

11	Refund of expenses

11.1	Any business expenses which the Executive necessarily incurs for the purpose of carrying out the duties of the Position will be reimbursed by the Employer provided that:

(a)	the expenses are reasonable and related directly to the Employer’s business;

(b)	the Executive has provided the Employer with itemised receipts of these expenses, and any other additional evidence of these expenses as it may reasonably require; and

(c)	the Executive complies with any other policy or procedure published by the Employer from time to time regarding the reimbursement of expenses.

12	Leave entitlements

Annual and Long Service Leave

12.1

The Executive is entitled to accrue annual holidays in accordance with applicable law. This entitlement currently amounts to four ordinary working weeks’ paid leave per year of service. Untaken annual leave accumulates from year to year.

12.2	The Executive must take leave at a time that is mutually agreed between the Employer and the Executive.

12.3	The Executive is entitled to accrue long service leave in accordance with the provisions of the Long Service Leave Act 1992 (Vic) or any other applicable law.

12.4	Whilst on such leave, the Executive will not engage in any conduct which is inconsistent with the Executive’s duties and responsibilities under this contract.

Personal Leave

12.5	The Executive will be entitled to personal leave in accordance with applicable law.

12.6	The Executive will not be entitled to receive any payment for any accrued and unused personal leave upon termination or at any other time.

12.7

Without limiting the above, the Employer may require the Executive to be examined by a medical practitioner nominated by the Employer to determine whether or not the Executive is fit for work, and the Executive consents to the Employer receiving a report from such a medical practitioner for this purpose. The Executive will confirm such consent in writing as and when required by the Employer.

13	Policies and Procedures

13.1

The Employer may issue policies from time to time in relation to the Employment. These policies do not form part of the Executive’s employment contract with the Employer or give rise to any contractual rights. However, to the extent that these policies require the Executive to do any act or thing, or to refrain from doing any act or thing, these policies constitute directions from the Employer to the Executive with which the Executive must comply.

13.2	The Employer has the right to vary or not apply these policies at its discretion.

14	Anti-discrimination and Harassment

14.1	The Employer is an equal opportunity employer and will not tolerate unlawful discrimination or harassment at its workplace.

14.2	The Executive must at all times comply with and ensure that the employees of the Employer comply with the anti-discrimination and harassment policies of the Employer.

15	Termination

Termination with prior notice

15.1	Either party may terminate the Employment by giving the other not less than three months’ notice.

15.2	The Employer may also terminate the Employment by either:

(a)	making a payment in lieu of the entire notice period; or

(b)	requiring the Executive to work part of the notice period and making a payment in lieu of the balance of the notice period.

In either case the Employment will be terminated upon the making of the payment in lieu of notice.

15.3

Nothing in any policy, statement, or representation issued or made by the Employer will affect its ability to terminate the Employment by giving prior notice (or making a payment in lieu) or impose any requirement upon the Employer to follow any procedure before terminating the Employment other than the giving of prior notice (or making a payment in lieu).

15.4	Where the Executive is required to work out a period of notice, the Employer may direct the Executive during some or all of the notice period:

(a)	not to attend any offices or premises of the Employer;

(b)	not to contact clients, customers, suppliers, employees or contractors of the Employer in relation to the Employer’s business;

(c)	not to perform the duties of the Position;

(d)	to perform the duties of the Position from home;

(e)	to assist the Employer arrange a proper handover of his duties and work (including a handover of clients, business contacts and business); or

(f)	any combination of the above.

15.5	If the Executive gives the Employer notice of termination for the purpose of commencing work with a competitor of the Employer, or otherwise competing with the Employer, the Executive must:

(a)

immediately upon giving notice disclose full details of this purpose so as to enable the Employer to take steps to protect their business, and arrange the hand over of duties (including clients, suppliers and business) to another employee; and

(b)	comply with any directions given by the Employer for the purpose of giving effect to paragraph (a) above.

The obligation set out in this sub-clause above is not intended to detract from the Executive’s general obligation to immediately disclose any conflict of interest to the Employer.

15.6

The Executive will not be entitled to any benefits (including without limitation an increase in benefits) under this contract or otherwise in connection with the termination of the Employment at the expiration of the Term or otherwise, if the giving of such benefit will give rise to a breach of Part 2D.2 of the Corporations Act 2001 or any other provision of this Act, Chapter 10 of the ASX Listing Rules or any other ASX Listing Rules, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.

15.7	Upon termination clauses 3 and 12 will apply.

Summary termination

15.8	The Employer may terminate the Employment at any time during the Employment without prior notice if the Executive:

(a)	is guilty of serious misconduct (including, but not limited to theft, fraud, or assault);

(b)	is grossly negligent or otherwise incompetent in the performance of the duties of the Position;

(c)	commits a serious or persistent breach of the terms of this contract;

(d)	refuses to carry out a lawful and reasonable instruction that is consistent with this contract;

(e)	becomes bankrupt or suspends payment or compounds with or assigns his estate for the benefit of his creditors; or

(f)

commits a crime or other civil wrong, which in the reasonable opinion of the Employer, may seriously impact on the Executive’s ability to perform the duties of the Position or is likely to significantly damage the reputation or business of the Employer.

16	Appointment to and Resignation from Offices

16.1

The Employer may during the Employment, request that the Executive hold offices with the Employer. Unless otherwise agreed in writing, these offices will be held without any further remuneration to the Executive.

16.2

On termination of the Employment the Executive must, at the request of the Employer, resign without any claim for compensation from any office (including the office of director) held by the Executive in the Employer and do any thing required to give effect to this resignation, and if the Executive does not formally so resign then the Executive shall be deemed to have so resigned.

17	Suspension

17.1

If the Employer suspects that the Executive has been involved in any improper conduct or involved in any other conduct which in the reasonable opinion of the Employer requires proper investigation, the Employer may suspend the Executive for the purposes of conducting an investigation.

17.2	During the period of suspension the Executive will continue to receive the remuneration set out under this contract.

18	Confidential Information

Obligations	of confidentiality

18.1	In order to give effect to the Executive’s obligations of confidence to the Group, The Executive will execute an Employee Secrecy and Confidentiality Agreement in the form of Appendix 1.

18.2

Without limiting the Executive’s duties at common law, the Executive must at all times during employment with the Employer (except where required by law or in the proper course of his duties) and after its termination (howsoever caused), keep confidential and not disclose or allow to be disclosed to any unauthorised person, any Confidential Information.

18.3	The Executive must take all reasonable steps to prevent the unauthorised disclosure or use of the Confidential Information.

18.4

The Executive must execute all confidentiality agreements with the Employer or any Group Member which are designed to protect Confidential Information which comes to the attention of the Executive as a result of the Employment, as reasonably required by the Employer from time to time.

18.5

The Executive must not copy or remove from the Employer’s premises any Document which contains Confidential Information except for the purpose of properly performing the duties of the Position and for the benefit of the Employer.

18.6

The Executive must promptly notify the Employer of any actual or threatened unauthorised disclosure of Confidential Information, and must assist in any action taken by the Employer either to prevent the occurrence of, or recover loss in respect of, such unauthorised disclosure of Confidential Information.

18.7

The Executive must provide assistance reasonably requested by the Employer in relation to proceedings any Group Member may take against any person for unauthorised use, copying or disclosure of Confidential Information.

Company Property

18.8

The Executive understands that all documents (including computer records, facsimile and e-mail), materials created, received or transmitted in connection with his work or using the facilities of the Employer, and property discovered during the drug development process is the property of the Employer and subject to inspection by the Employer, at any time.

Return of property and Documents upon termination

18.9	Upon the termination of the Employment (howsoever caused), the Executive must immediately deliver to the Employer without any further demand:

(a)	all Documents and other property of the Employer and any Group Member; and

(b)

without limiting the generality of paragraph (a) above, all Documents which contain any Confidential Information, and Documents in the Executive’s possession or control relating in any way to any Confidential Information.

19	Inventions

19.1

The Executive hereby acknowledges that the Employer shall be the sole owner of all rights, title and interest in all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works, concepts and trade secrets, whether or not patentable or registrable under patent, copyright, circuit layout design or similar laws in Australia or anywhere else in the world, which the Executive may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of the Executive’s Employment at the Employer (whether or not during business hours) that are either related to the scope of his Employment at the Employer or make use, in any manner, of the resources of the Employer.

20	Post-Employment Restrictions

20.1

The Executive acknowledges that during the Employment, the Executive has or will become possessed of Confidential Information regarding the business of the Employer and the Group, and the disclosure or use of such information may materially harm the Employer and the Group.

20.2	Post-Employment, the terms of the Employee Secrecy and Confidentiality Agreement will continue to apply.

21	Entire Agreement

21.1

This contract constitutes the entire agreement relating to the Employment and supersedes all prior offers and representations whether in writing or verbal in relation to the Employment. This contract may only be amended by agreement in writing signed by both parties.

22	No Representations and Warranties

22.1	The Executive acknowledges that in entering into this contract, the Executive has not relied on any representations or warranties about its subject matter, except as provided in this contract.

23	Governing Law and Jurisdiction

23.1	The Employment is governed by the laws in force in Victoria and both the Employer and the Executive irrevocably submit to the non-exclusive jurisdiction of the courts of this jurisdiction.

24	Independent Legal Advice

24.1	The Executive acknowledges that the Executive has had a reasonable opportunity to obtain independent legal advice regarding the contents of this contract.

24.2	The Executive acknowledges that the Executive has had sufficient time to review the contents. of this contract and further, understands the contents of this contract.

24.3	The Executive acknowledges that the Executive has not been placed under any under pressure to enter into this contract.

Execution

Executed as an agreement.

Signed for and on behalf of
Circadian Technologies Limited
by its duly authorised representative in the presence of:

/s/ Annie Lee	/s/ Megan Baldwin
Signature of witness	Signature of authorised representative

Annie Lee	Megan Baldwin
Name of witness (please print)	Name of authorised representative
(please print)

Signed by
Mr Michael Tonroe
in the presence of:

/s/ Annie Lee	/s/ Michael Tonroe
Signature of witness	Signature of Mr Michael Tonroe

Annie Lee
Name of witness (please print)

Schedule A

Job Description

Key Responsibilities

Strategy

•

Partner with the CEO on operational and strategic issues as they arise; provide strategic recommendations to the CEO based on financial analysis and projections, cost identification and allocation, and revenue/expense analysis.

•	Develop tools and systems to provide critical financial and operational information to the CEO and make actionable recommendations on both strategy and operations.

•	Participate in the ongoing strategic planning process as an integral member of the senior management team.

•

Oversee long-term budgetary planning and cost management in alignment with the Group’s strategic plan, especially as the organization considers joint ventures, potential acquisitions, and collaborations with external organizations.

•	Engage the senior management team to align financial management with short- and long-term financial planning and projections.

•	Partner with the CEO to engage the board and audit committee around issues, trends, and changes in the biotech/pharmaceutical industry landscape.

•	Assist in establishing yearly objectives and meeting agendas, and selecting and engaging outside consultants (auditors, brokers/analysts, IR &PR consultants).

•	Support the management and implementation of any acquisitions/mergers including reviews & due diligence processes.

•	Assist the CEO in identifying new funding opportunities and participate in capital raising activities.

•	Work with the CEO on the strategic vision including fostering and cultivating stakeholder relationships.

•	Assist in performing all tasks necessary to achieve the organization’s mission and help execute staff succession and growth plans.

Finance and Accounting Leadership

•	Liaise with external auditors and tax agents.

•

Oversee the coordination and activities of independent auditors ensuring all audit issues are resolved, and all compliance issues are met, and the preparation of the annual financial statements is in accordance with the Corporations Act 2001, Australian Accounting Standards and IFR Standards and other required supplementary schedules and information.

•	Work with the Finance Manager in the preparation of Audit and Tax Schedules.

•	Assist with preparation of Annual Report and overseeing the production of the Annual Report in conjunction with the Finance Manager.

•	Work with the Finance Manager in the preparation & lodgement of the Group’s ITR Schedules, R&D Tax Schedules and Annual Application for R&D Tax Concession in collaboration with tax agents.

•	Oversee compliance management including statutory compliance, taxation, annual accounts and audit, payroll, BAS, PAYG instalments, reporting superannuation, Workers Compensation, GST reporting

•	Oversee the production of financial statements and cash flow projections for use by Executive management, as well as the Audit Committee and Board of Directors.

•	Oversee all accounts, ledgers, and reporting systems ensuring compliance with appropriate Australian standards and regulatory requirements and monitor the use of all funds.

•	Assist in the development and negotiation of contracts with the objective to minimise contractual commitments/exposures at any point in time.

•

Assess the benefits of all current and prospective contracts (including licensing/partnering agreements) and advise the CEO and Executive Team on the cost effectiveness of current and prospective business activity and service delivery.

•

Ensure that due diligence process in place in selecting key suppliers and checklist in place re criteria to be met for selection of suppliers and appropriately documented (including a financial health check on the supplier).

•	Manage and track the performance of invested assets in keeping with policies and investment guidelines.

•	Contribute to structure of and implementation of any securities issues (shares, options rights etc.) by the Group.

•	Assist in remuneration packaging including short term and long term incentives.

•	Develop and provide guidance to the Finance Manager and other key management staff on raising awareness and knowledge of financial management matters.

Risk Management

•	Ensure/facilitate the identification of significant operational, financial and economic risks to the company.

•	Oversee/facilitate the adequate management of these risks: including that appropriate controls and processes are in place.

•	Regularly review adequacy of risk management and business insurance plans.

•	Report corporate governance policies re company’s risk management process, to the CEO and Board.

Team Management

•	Mentor and develop finance team, managing work allocation, training, problem resolution, performance evaluation, and the building of an effective team dynamic.

•

Engage other members of senior management team to facilitate collaboration that ensures that all financial, IT and HR solutions positively support the Group’s evolving strategy, operational delivery and data collection needs.

Company Secretarial & Corporate Governance

•	Ensure compliance with the company’s corporate governance policies.

•	Prepare and lodge ASX announcements.

•	Ensure ASIC lodging as required by Corporations Law.

•	Prepare and lodge various forms/disclosures as required by the ASX Listing Rules.

•	Manage the relationship and activities (including those related to the annual general meeting) with the company’s share registry company.

•	Communicate and manage relationship with shareholders as directed by the CEO.

•	Prepare Board papers and minutes of meetings.

•	Attend Board and Subcommittee meetings; including being the lead staff on the Audit Committee.

•	Contribute to IR/PR strategy and investor relations activities as directed by the CEO.

Appendix 1

Employee Secrecy and Confidentiality Agreement

In consideration of employment as an employee with Circadian Technologies Limited of Suite 0403, Level 4, 650 Chapel Street, South Yarra, Victoria 3141 (the “Company”), the undersigned (the “Participant”) agrees and covenants as follows:

1.

Employment with the Company as an employee (the “Engagement”) will give the Participant access to proprietary and confidential information belonging to the Company (the proprietary and confidential information is collectively referred to in this Agreement as “Confidential Information”). Confidential Information includes but is not limited to customer lists, marketing plans, proposals, contracts, commercial, technical and/or financial information, databases, software and know-how. All Confidential Information remains the confidential and proprietary information of the Company.

2.	For the purposes of this Agreement, “Company” shall include the Company and its affiliates, subsidiaries and associated companies.

3.	As referred to herein, the “Business of the Company” shall relate to the business of the Company as the same is determined by the Board of Directors of the Company from time to time.

4.

The Participant may in the course of the Engagement conceive, develop or contribute to material or information related to the Business of the Company, including, without limitation, software, technical documentation, ideas, inventions (whether or not patentable), hardware, know-how, marketing plans, designs, techniques, documentation and records, regardless of the form or media, if any, on which such is stored (referred to in this Agreement as “Proprietary Property”). The Company shall exclusively own all Proprietary Property which the Participant conceives, develops or contributes to in the course of the Engagement and all intellectual and industrial property and other rights of any kind in or relating to the Proprietary Property, including but not limited to all copyright, patent, trade secret and trade-mark rights in or relating to the Proprietary Property. For greater certainty, the Participant hereby assigns to the Company any and all rights that the Participant may have or obtain in or to the Proprietary Property. Material or information conceived, developed or contributed to by the Participant outside work hours on the Company’s premises or through the use of the Company’s property and/or assets shall also be Proprietary Property and be governed by this Agreement if such material or information relates to the Business of the Company. The Participant shall keep full and accurate records accessible at all times to the Company relating to all Proprietary Property and shall promptly disclose and deliver to the Company all Proprietary Property.

5.

The Participant shall, both during and after the Engagement, keep all Confidential Information and Proprietary Property confidential and shall not use any of it except for the purpose of carrying out authorized activities on behalf of the Company. The Participant may, however, use or disclose Confidential Information which:

(i)	is or becomes public other than through a breach of this Agreement;

(ii)	is known to the Participant prior to the date of this Agreement and with respect to which the Participant does not have any obligation of confidentiality; or

(iii)

is required to be disclosed by law, whether under an order of a court or government tribunal or other legal process, provided that Participant informs the Company of such requirement in sufficient time to allow the Company to avoid such disclosure by the Participant.

The Participant shall return or destroy, as directed by the Company, Confidential Information and Proprietary Property to the Company upon request by the Company at any time. The Participant shall certify, by way of affidavit or statutory declaration, that all such Confidential Information and Proprietary Property has been returned or destroyed, as applicable.

6.

The Participant covenants and agrees not to make any unauthorized use whatsoever of or to bring onto the Company’s premises (including any premises rented by the Company as part of the Business of the Company) for the purpose of making any unauthorized use whatsoever of any trade secrets, confidential information or proprietary property of any third party, including without limitation any trade-marks or copyrighted materials, during the course of the Engagement. The Participant agrees and represents that the Engagement and the execution of this Agreement do not and will not breach any agreement to which the Participant is currently a party or which currently applies to the Participant.

7.

At the reasonable request and at the sole expense of the Company, the Participant shall do all reasonable acts necessary and sign all reasonable documentation necessary in order to ensure the Company’s ownership of the Proprietary Property and all intellectual and industrial property rights and other rights in the same, including but not limited to providing to the Company written assignments of all rights to the Company and any other documents required to enable the Company to document rights to and/or register patents, copyrights, trade-marks, industrial designs and such other protections as the Company considers advisable anywhere in the world.

8.	The Participant hereby irrevocably and unconditionally waives all moral rights the Participant may now or in the future have in any Proprietary Property.

9.

The Participant agrees that the Participant will, if requested from time to time by the Company, execute such further reasonable agreements as to confidentiality and proprietary rights as the Company’s customers or suppliers reasonably required to protect Confidential Information or Proprietary Property.

10.

Regardless of any changes in position, salary or otherwise, including, without limitation, termination of the Engagement, unless otherwise stipulated pursuant to the terms hereof, the Participant will continue to be subject to each of the terms and conditions of this Agreement and any other(s) executed pursuant to the preceding paragraph.

11.

The Participant agrees that the Participant’s sole and exclusive remedy for any breach of this Agreement or any other agreement by the Company will be limited to monetary damages and that the Participant will not make any claim in respect of any rights to or interest in any Confidential Information or Proprietary Property.

12.

The Participant acknowledges that the services provided by the Participant to the Company are unique. The Participant further agrees that irreparable harm will be suffered by the Company in the event of the Participant’s breach or threatened breach of any of his or her obligations under this Agreement, and that the Company will be entitled to seek, in addition to any other rights and remedies that it may have at law or equity, a temporary or permanent injunction restraining the Participant from engaging in or continuing any such breach hereof.

Any claims asserted by the Participant against the Company shall not constitute a defense in any injunction action, application or motion brought against the Participant by the Company.

13.

This Agreement is governed by the laws of the State of Victoria, Australia. The Participant submits unconditionally to the non-exclusive jurisdiction of the Courts of Victoria, the Federal Court of Australia, and courts with jurisdiction to hear appeals from the lower courts.

14.	If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deleted and the other provisions shall remain in effect.

15.	This Agreement shall be effective once it is executed by the Participant, irrespective of whether it is executed by the Company.

IN WITNESS WHEREOF the Company has caused this Agreement to be executed as of the __8th_____ day of ___May_______________, 2014.

Signed in the presence of:

/s/ Michael Tonroe	/s/ Megan Baldwin
(a) PARTICIPANT NAME: Michael Tonroe	(b) WITNESS to PARTICIPANT NAME: Megan Baldwin